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                                                                   Exhibit 23(e)
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 25, 1994 included in Alaska Airlines, Inc.'s Form 10-K for the year ended December 31, 1993 and our report dated January 25, 1994 included in Alaska Air Group, Inc.'s Form 10-K for the year ended December 31, 1993 and to all references to our Firm included in this Registration Statement.


Seattle, Washington                     ARTHUR ANDERSEN & CO.
February 14, 1994